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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the reference of our firm and to the use of our reports effective December 31, 2012; December 31, 2011; and December 31, 2010, dated January 28, 2013; February 16, 2012; and February 3, 2011, respectively, in the Kosmos Energy Ltd. Annual Report on Form 10-K for the year ended December 31, 2012, to be filed with the U. S. Securities and Exchange Commission on or about February 25, 2013, and incorporated by reference into Kosmos Energy Ltd.'s registration statements on Form S-3 (File No. 333-182280) and Form S-8 (File No. 333-174234).

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ THOMAS J. TELLA II Thomas J. Tella II, P.E. Senior Vice President

Dallas, Texas
February 19, 2013

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  Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS